Exhibit 8.1
LIST OF SIGNIFICANT SUBSIDIARIES
The following is a list of ArcelorMittal’s principal operating subsidiaries as of December 31, 2023, each wholly- or majority-owned directly or indirectly through intermediate holding companies

Name of Subsidiary	Abbreviation	Country
NAFTA
ArcelorMittal Dofasco G.P.	ArcelorMittal Dofasco	Canada
ArcelorMittal México S.A. de C.V.	ArcelorMittal Mexico	Mexico
ArcelorMittal Long Products Canada G.P.	ArcelorMittal Long Products Canada	Canada
ArcelorMittal Texas HBI LLC	ArcelorMittal Texas HBI	USA

Brazil and neighboring countries ("Brazil")
ArcelorMittal Brasil S.A.	ArcelorMittal Brasil	Brazil
Acindar Industria Argentina de Aceros S.A.	Acindar	Argentina
ArcelorMittal Pecém S.A.[1]	ArcelorMittal Pecém	Brazil
Europe
ArcelorMittal France S.A.S.	ArcelorMittal France	France
ArcelorMittal Belgium N.V.	ArcelorMittal Belgium	Belgium
ArcelorMittal España S.A.	ArcelorMittal España	Spain
ArcelorMittal Flat Carbon Europe S.A.	AMFCE	Luxembourg
ArcelorMittal Poland S.A.	ArcelorMittal Poland	Poland
ArcelorMittal Eisenhüttenstadt GmbH	ArcelorMittal Eisenhüttenstadt	Germany
ArcelorMittal Bremen GmbH	ArcelorMittal Bremen	Germany
ArcelorMittal Méditerranée S.A.S.	ArcelorMittal Méditerranée	France
ArcelorMittal Belval & Differdange S.A.	ArcelorMittal Belval & Differdange	Luxembourg
ArcelorMittal Hamburg GmbH	ArcelorMittal Hamburg	Germany
ArcelorMittal Duisburg GmbH	ArcelorMittal Duisburg	Germany
ArcelorMittal International Luxembourg S.A.	ArcelorMittal International Luxembourg	Luxembourg

Africa and Commonwealth of Independent States ("ACIS")
ArcelorMittal South Africa Ltd.	ArcelorMittal South Africa	South Africa
JSC ArcelorMittal Temirtau[2]	ArcelorMittal Temirtau	Kazakhstan
PJSC ArcelorMittal Kryvyi Rih	ArcelorMittal Kryvyi Rih	Ukraine

Mining
ArcelorMittal Mining Canada G.P. and ArcelorMittal Infrastructure Canada G.P.	ArcelorMittal Mines and Infrastructure Canada ("AMMC")	Canada
ArcelorMittal Liberia Ltd[3]	ArcelorMittal Liberia	Liberia

1.Acquisition during the year.
2.On December 7, 2023, the Company completed the sale of ArcelorMittal Temirtau, its Kazakh steel and mining operation.
3.ArcelorMittal Liberia Ltd is incorporated in Cyprus.